RELEASE OF OBLIGATIONS UNDER

TRIPLE NET LEASE OF INDUSTRIAL LAND AND BUILDING

DATE OF RELEASE:	October 31, 2006

DATE OF
ORIGINAL LEASE:	January 11, 2002

LESSOR:	Muzz Investments, LLC, an Arizona limited liability company
15770 North Greenway/Hayden Loop, Suite 104
Scottsdale, Arizona 85260

LESSEE:	AZCO Mining, Inc., a Delaware corporation
7239 North El Mirage Road
Glendale, Arizona 85307

     RELEASE entered into this 31st day of October, 2006, by and between Muzz Investments, LLC, an Arizona limited liability company, as Lessor, and AZCO Mining, Inc., a Delaware corporation, as Lessee, both doing business in Maricopa County, Arizona.

     WHEREAS, on January 11, 2002, the parties entered into that certain Triple Net Lease of Industrial Land and Building dated as of January 11, 2002 (the "Lease") for the lease of the real property located at 7239 North El Mirage Road, City of Glendale, County of Maricopa, State of Arizona, legally described on Exhibit A (the “Property”); and

WHEREAS, Lessee is indebted to Lessor for certain obligations arising from the Lease; and

NOW THEREFORE, the parties agree:

1.	The Lease will be terminated by mutual agreement as of October 31, 2006.

2.

Lessee shall facilitate a cashless exercise of Lessor’s 2,550,000 Azco Mining, Inc. stock purchase warrants in accordance with the Exercise of Common Stock Purchase Warrant agreement dated September 6, 2006 between Lessor and Lessee.

3.	Lessee shall convey its interest in the Property to Lessor in accordance with the Real Property Purchase Agreement between Lessor and Lessee executed by Lessee on October 6, 2006.

4.

In consideration of the above referenced cashless exercise of stock warrants and conveyance of the Property, Lessor shall release Lessee from all obligations arising under the Lease, including but not limited to indebtedness from unpaid rent and interest. Lessor shall cause the deed of trust encumbering Lessee’s Black Canyon mining claims to be released.

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     IN WITNESS WHEREOF, Lessor and Lessee have executed this instrument to be effective as of the day and year first written above.

LESSOR:	LESSEE:
MUZZ INVESTMENTS, LLC	AZCO MINING, INC.

By: /s/ Michael S. Musulin	By: /s/ W. Pierce Carson
Michael S. Musulin, Manager	W. Pierce Carson, President & CEO

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

     On this 3rd day of November, 2006, before a Notary Public within and for said County, personally appeared Michael S. Musulin, Manager of Muzz Investments, LLC, Lessor, known to me to be the person described in and who executed the foregoing instrument on behalf of Muzz Investments, LLC and acknowledged that he executed the same as his free act and deed.

__________________________________
Notary Public

NOTARY STAMP

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

     On this first day of November, 2006, before a Notary Public within and for said County, personally appeared W. Pierce Carson, President & CEO of AZCO Mining, Inc., Lessee, known to me to be the person described in and who executed the foregoing instrument on behalf of AZCO Mining, Inc. and acknowledged that he executed the same as his free act and deed.

__________________________________
Notary Public

NOTARY STAMP

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